Exhibit 99.1

Toys “R” Us

TAJ - EUROPE / AUSTRALIA / ASIA

2018 LIQUIDITY FORECAST

Forecast as of: 3/25/2018

The cleansing material provided herein includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. federal securities laws, including projections, such as cash flow forecasts, business plans and budgets. Forward-looking statements are neither historical facts nor assurances of future performance or results. The determination of the Company’s subsidiary’s future performance, cash flows and liquidity are uncertain processes involving the extensive use of estimates and assumptions, which, although considered reasonable by the Company and its advisors at the time such projections were made, are inherently subject to significant business, economic and competitive uncertainties and contingencies beyond the control of the Company and its subsidiaries. None of the Company, its subsidiaries or any of their directors, officers or advisors make any representation or warranty as to the accuracy of the projections included herein. Accordingly, you should not place undue reliance on this cleansing information, as actual results may vary materially. The Company also cautions you that the projections included herein speak only as of the date on which such projections were made and do not speak as of the date that these cleansing materials are provided pursuant to this report. None of the Company, its subsidiaries or their directors, officers or advisors undertakes any obligation to update this information.

Project Sunrise

Methodology & Assumptions	Summary

Key Assumptions

-	Presented here is a liquidity forecast for the consolidated Taj silo. The forecast is built-up at each individual country level, with input from the respective regional finance directors.

-	Forecast perfomed in Mid-March reflects the country’s baseline view prior to the announcement of the wind down of the U.S. operations, assumes intercompany lending within the group.

Europe / Australia

-	France and Spain reflects the baseline forecast before any management initiatives to improve liquidity.

o	France Propco cash is available at the end of April; assumes France Propco would make dividends up to France Opco in April and will be used for general operations going forward.

-	Spain Propco cash is assumed to be not available due to the Spain Propco insolvency filing, baseline forecast does not include any impact on Opco operations as a result of this filing.

Japan / SEA

-	Japan has access to a 9.45B JPY (or ~$83.5 million) committed credit line in the forecast; the facility expires on June 29th 2018 and is subject to refinancing risk.

-	Forecast excludes any incremental 3rd party borrowings during the period.

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Project Sunrise

Europe/Australia Sensitized Liquidity Forecast - September 2018	Sales and DPO Sensitivities
(USD, 000s)

Europe / Australia

-	The base case total liquidity forecast of Europe and Australia is $12.6 million in September 2018 assuming no additional financing.

-	Assuming current base forecast DPO, each 12.5% reduction in payment terms represents a $9.8 million impact to liquidity in September.

-	Every 2% reduction to same store sales (every month through September) results in a $5.9 million impact to September liquidity.

-	As a result of third-party credit support, CE base case forecast excludes any trade contraction.

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Project Sunrise

Japan Sensitized Liquidity Forecast - September 2018	Sales and DPO Sensitivities
(USD, 000s)

Japan (With Commitment Line Renewal)

-	The base case total liquidity forecast of Japan is $83.3 million in September 2018 (with credit line renewal).

-	Assuming current base forecast DPO, each 12.5% reduction in payment terms represents a $16.7 million impact to liquidity in September.

-	Every 2% reduction to same store sales (every month through September) results in a $5.9 million impact to September liquidity.

o	Japan liquidity sensitivities assume renewal of the 9.45B JPY (~$83.5M) committed credit line on June 29th

o	Assumes the credit line is renewed on the same terms as previously agreed to (cash movement out of Japan is restricted).

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Project Sunrise

SEA Sensitized Liquidity Forecast - September 2018	Sales and DPO Sensitivities
(USD, 000s)

SEA (Consolidated With China)

-	The base case total liquidity forecast of SEA (including China) is $47.9 million in September 2018.

-	Assuming current base forecast DPO, each 12.5% reduction in payment terms represents a $8.0 million impact to liquidity in September.

-	Every 2% reduction to same store sales (every month through September) results in a $2.4 million impact to September liquidity.

o	Sensitivities include China; China’s baseline forecast projects a cash surplus of $17.5 million in September 2018.

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Project Sunrise

SEA Sensitized Liquidity Forecast - September 2018	Sales and DPO Sensitivities
(USD, 000s)

SEA (Excluding China)

-	The base case total liquidity forecast of SEA (excluding China) is $30.4 million in September 2018.

-	Assuming current base forecast DPO, each 12.5% reduction in payment terms represents a $3.0 million impact to liquidity in September.

-	Every 2% reduction to same store sales (every month through September) results in a $1.3 million impact to September liquidity.

o	Sensitivities above exclude China; China’s baseline forecast projects a cash surplus of $17.5 million in September 2018.

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